CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors and Stockholders
PLM International, Inc.


We consent to the use of our report incorporated herein by referencein the Registration Statement (Form S-8) of PLM International, Inc.


                                         /s/ KPMG LLP
                                         ------------------------------


San Francisco, California
May 24, 1999